SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005

United American Corporation

(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 De La Coulee, Mount Saint Hilaire, Quebec, Canada	J3H 5Z6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514)313-3432

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this amendment to the Current Report on Form 8-K previously filed with the United States Securities and Exchange Commission on September 7, 2005 is to disclose the response received by United American Corporation (the “Company”) by Madsen & Associates, CPA’s Inc. (the "Former Accountant") as to whether it agrees with the statements made by the Company in the Current Report on Form 8-K filed on September 7, 2005.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 31, 2005, the Company dismissed Madsen & Associates, CPA’s Inc. (the "Former Accountant") as its principal accountant. The Company has engaged Schwartz Levitsky Feldman LLP ("Schwartz") as its principal accountants effective August 31, 2005. The decision to change accountants has been approved by the Company's board of directors.  The Company did not consult with Schwartz on any matters prior to retaining such firm as its principal accountants.

The Former Accountant's report dated April 27, 2005 on the Company's balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audited balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004, to December 31, 2003, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audited balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004, to December 31, 2003, and the subsequent reviews of interim periods through August 31, 2005, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.

The Company has provided the Former Accountant with its disclosures in this Form 8-K disclosing the resignation of the Former Accountant on August 31, 2005 and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant's response is filed as an exhibit to this Amended Current Report on Form 8-K/A.

Item 4.02     Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 6, 2005, the Company’s board of directors concluded that the following financial statements previously issued should no longer be relied upon because of errors in such financial statements:
•	the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended September 30, 2004;
•	the audited financial statements included in the annual report on Form 10-KSB for the year ended December 31, 2004; and
•	the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended March 31, 2005.

The Company erred in failing to include in the consolidated financial statements for the periods set forth above financial information from the operations of the Company’s subsidiary, Teliphone, Inc. Teliphone, Inc. was incorporated in Canada on September 28, 2004.

The Company erred by failing to account for the convertible debenture that was issued to Strathmere Associates International Limited for the principal sum of $100,000 on October 18, 2004 in the audited financial statements included in the annual report on Form 10-KSB for the year ended December 31, 2004 and the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended March 31, 2005.

The Company also erred by failing to include in the consolidated financial statements certain disbursements from banking accounts maintained by 3894517 Canada Inc., a wholly owned subsidiary of the Company.

The Company’s board of directors or any of its officers did not discuss the matters disclosed in this Item 4.02 with the Former Accountant, Madsen & Associates, CPA’s Inc. The Company has discussed the matters disclosed in this Item 4.02 with its new independent accountant, Schwartz Levitsky Feldman LLP. Following the correction of the errors reported in this Item 4.02, the Company will restate its financial statements for the affected period and amend its quarterly report on Form 10-QSB for the period ended September 30, 2004, its annual report on Form 10-KSB for the year ended December 31, 2004, and its quarterly report on Form 10-QSB for the period ended March 31, 2005. The Company will also take action to correct any errors, omissions, or misrepresentations brought to the Company’s attention by its new independent accountant, Schwartz Levitsky Feldman LLP.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from Former Accountant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/ Benoit Laliberte
Benoit Laliberté
Chief Executive Officer, Chief Financial Officer & Director

Date: September 27, 2005